Exhibit 99.1

Beam Therapeutics Reports Third Quarter 2024 Financial Results and Progress Across Priority Programs

Initial Clinical Data for BEAM-101 and Preclinical Non-human Primate Data for ESCAPE Accepted for Presentation at American Society of Hematology (ASH) Annual Meeting

35 Patients Enrolled and Eight Patients Dosed in BEACON Phase 1/2 Trial of BEAM-101 in Sickle Cell Disease

First Cohort Dosing Completed in Phase 1/2 Trial of BEAM-302 in Alpha-1 Antitrypsin Deficiency; Initial Clinical Data Expected in 2025

Ended Third Quarter 2024 with $925.8 Million in Cash, Cash Equivalents and Marketable Securities; Expected Operating Runway into 2027

Company to Host Conference Call Today, November 5, 2024, at 8:30 a.m. ET

CAMBRIDGE, Mass., November 5, 2024 – Beam Therapeutics Inc.(Nasdaq: BEAM), a biotechnology company developing precision genetic medicines through base editing, today reported third quarter 2024 financial results and provided updates across the company’s hematology and genetic disease franchises.

“In the third quarter, we demonstrated strong execution across our priority hematology and liver genetic disease programs, with progress in clinical site activation, patient enrollment and dosing,” said John Evans, chief executive officer of Beam. “The imminent presentation of our BEAM-101 clinical data in patients with sickle cell disease, along with preclinical data for ESCAPE, at the ASH Annual Meeting is an important milestone for Beam’s base editing technology. In our in vivo portfolio, the BEAM-302 clinical program in alpha-1 antitrypsin deficiency is expanding globally, with dosing complete for the first cohort of patients and data anticipated in 2025, while BEAM-301 has achieved an open IND with the FDA upon first review. We are now entering a catalyst-rich period for Beam, with a strong cash position supporting both the execution of our development programs and our long-term investment in a highly differentiated product engine.”

Third Quarter 2024 and Recent Progress

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Four Beam abstracts were accepted for presentation at the upcoming American Society of Hematology (ASH) Annual Meeting, including two abstracts on the initial clinical data from the BEACON trial of BEAM-101, one on the clinical data for BEAM-201, and one on the preclinical non-human primate (NHP) data for the Engineered Stem Cell Antibody Paired Evasion (ESCAPE) conditioning platform. Beam will host an investor webcast and conference call today at 8:30 a.m. ET to review the abstracts. Abstracts will be available on the ASH website today at 9 a.m. ET.
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To date, 35 patients have cleared screening and enrolled in the BEACON Phase 1/2 clinical trial of BEAM-101, an investigational genetically modified cell therapy for the treatment of sickle cell disease (SCD). Of these patients, eight have been dosed with BEAM-101, with the other enrolled patients going through pre-transplant stages, including cell collection and drug product manufacturing.
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Patient enrollment in the Phase 1/2 clinical trial of BEAM-302 in patients with alpha-1 antitrypsin deficiency (AATD) is progressing, with continued site activation globally and dosing completed for the first cohort.
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Beam has nominated a development candidate for its ESCAPE technology comprised of two investigational drug products: BEAM-103, an anti-CD117 monoclonal antibody (mAb), and BEAM-104, a cell therapy that includes the same therapeutic edit as BEAM-101 (editing the HBG1/2 genes to elevate fetal hemoglobin), plus an additional edit to CD117 which is designed to prevent binding of BEAM-103, allowing the edited cells to evade suppression by the antibody. The company intends to advance BEAM-103 and BEAM-104 for development in SCD and beta-thalassemia, potentially building on the same regulatory, manufacturing, clinical and commercial foundations being established for BEAM-101.

Key Anticipated Milestones

Hematology Franchise

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In conjunction with the ASH Annual Meeting taking place December 7-10, 2024, Beam will present additional data from the BEACON Phase 1/2 clinical trial of BEAM-101 and additional preclinical NHP data for ESCAPE. The company will host an investor event to review the data on Sunday, December 8, at 8 p.m. PT.
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The company anticipates initiating Phase 1-enabling preclinical studies for ESCAPE by the end of 2024.

Genetic Disease Franchise

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Beam expects to report initial clinical data from multiple cohorts in the Phase 1/2 clinical trial of BEAM-302 in patients with AATD in 2025.
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The company is continuing site activation activities for the Phase 1/2 clinical trial for BEAM-301 in glycogen storage disease type 1a (GSDIa), with patient dosing expected to commence in early 2025.

Oncology

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Data from the Phase 1/2 clinical trial of BEAM-201, a multiplex-edited allogeneic CAR-T product candidate for the treatment of relapsed/refractory T-cell acute lymphoblastic leukemia (T-ALL)/T-cell lymphoblastic lymphoma (T-LL), will be presented at the ASH Annual Meeting.

Third Quarter 2024 Financial Results

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Cash Position: Cash, cash equivalents and marketable securities, were $925.8 billion as of September 30, 2024, compared to $1.2 billion as of December 31, 2023.
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Research & Development (R&D) Expenses: R&D expenses were $94.3 million for the third quarter of 2024, compared to $100.1 million for the third quarter of 2023.
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General & Administrative (G&A) Expenses: G&A expenses were $26.5 million for the third quarter of 2024, compared to $25.4 million for the third quarter of 2023.
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Net Loss: Net loss was $96.7 million for the third quarter of 2024, or $1.17 per share, compared to $96.1 million for the third quarter of 2023, or $1.22 per share.

Cash Runway

Beam expects that its cash, cash equivalents and marketable securities as of September 30, 2024, will enable the company to fund its anticipated operating expenses and capital expenditure requirements into 2027. This expectation includes funding directed toward reaching each of the key anticipated milestones for BEAM-101, BEAM-103, BEAM-104, BEAM-301 and BEAM-302 described above, as well as continued investments in platform advancements and manufacturing capabilities, and excludes commercial spend related to the potential launch of BEAM-101.

Conference Call and Webcast Details

Beam will host a conference call and webcast to discuss these updates today, November 5, 2024, at 8:30 a.m. ET. A live webcast of the presentation will be available here and under "Events & Presentations" in the Investors section of the company's website at www.beamtx.com. A replay of the webcast will be archived on the company’s website for 60 days following the presentation.

About Beam Therapeutics

Beam Therapeutics (Nasdaq: BEAM) is a biotechnology company committed to establishing the leading, fully integrated platform for precision genetic medicines. To achieve this vision, Beam has assembled a platform with integrated gene editing, delivery and internal manufacturing capabilities. Beam’s suite of gene editing technologies is anchored by base editing, a proprietary technology that is designed to enable precise, predictable and efficient single base changes, at targeted genomic sequences, without making double-stranded breaks in the DNA. This has the potential to enable a wide range of potential therapeutic editing strategies that Beam is using to advance a diversified portfolio of base editing programs. Beam is a values-driven organization committed to its people, cutting-edge science, and a vision of providing life-long cures to patients suffering from serious diseases.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements related to: the therapeutic applications and potential of our technology, including with respect to SCD, T-ALL/T-LL, AATD, GSDIa, and ESCAPE; our plans, and anticipated timing, to advance our programs; the clinical trial designs and expectations for BEAM-101, BEAM-201, BEAM-301,

BEAM-302 and ESCAPE; our potential presentations at the ASH annual meeting; our estimated cash, cash equivalents and marketable securities as of September 30, 2024 and our expectations related thereto; the sufficiency of our capital resources to fund operating expenses and capital expenditure requirements and the period in which such resources are expected to be available; and our ability to develop life-long, curative, precision genetic medicines for patients through base editing. Each forward-looking statement is subject to important risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement, including, without limitation, risks and uncertainties related to: our ability to develop, obtain regulatory approval for, and commercialize our product candidates, which may take longer or cost more than planned; our ability to raise additional funding, which may not be available; our ability to obtain, maintain and enforce patent and other intellectual property protection for our product candidates; the uncertainty that our product candidates will receive regulatory approval necessary to initiate human clinical trials; that preclinical testing of our product candidates and preliminary or interim data from preclinical studies and clinical trials may not be predictive of the results or success of ongoing or later clinical trials; that initiation and enrollment of, and anticipated timing to advance, our clinical trials may take longer than expected; that our product candidates or the delivery modalities we rely on to administer them may cause serious adverse events; that our product candidates may experience manufacturing or supply interruptions or failures; risks related to competitive products; and the other risks and uncertainties identified under the headings “Risk Factors Summary” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Reports on Form 10-Q and in any subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contacts:

Investors:

Holly Manning

Beam Therapeutics

hmanning@beamtx.com

Media:

Dan Budwick

1AB

dan@1abmedia.com

Condensed Consolidated Balance Sheet Data (unaudited)
(in thousands)

	September 30, 2024	December 31, 2023
Cash, cash equivalents, and marketable securities	$925,757	$1,189,876
Total assets	1,171,367	1,459,714
Total liabilities	380,050	478,385
Total stockholders’ equity	791,317	981,329

Condensed Consolidated Statement of Operations (unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
License and collaboration revenue	$14,269	$17,193	$33,451	$61,517
Operating expenses:
Research and development	94,258	100,050	266,117	297,304
General and administrative	26,515	25,410	82,865	73,556
Total operating expenses	120,773	125,460	348,982	370,860
Loss from operations	(106,504)	(108,267)	(315,531)	(309,343)
Other income (expense):
Change in fair value of derivative liabilities	(200)	4,700	2,400	9,400
Change in fair value of non-controlling equity investments	(2,064)	(11,221)	(13,003)	(17,870)
Change in fair value of contingent consideration liabilities	(27)	6,002	1,619	7,877
Interest and other income (expense), net	12,127	12,698	38,166	34,612
Total other income (expense)	9,836	12,179	29,182	34,019
Net loss before income taxes	$(96,668)	$(96,088)	$(286,349)	$(275,324)
Provision for income taxes	—	—	(39)	—
Net loss	$(96,668)	$(96,088)	$(286,388)	$(275,324)
Unrealized gain (loss) on marketable securities	2,869	(9)	1,155	406
Comprehensive loss	$(93,799)	$(96,097)	$(285,233)	$(274,918)
Net loss per common share, basic and diluted	$(1.17)	$(1.22)	$(3.49)	$(3.63)
Weighted-average common shares outstanding, basic and diluted	82,410,095	79,024,647	82,141,383	75,902,612